EXHIBIT 10.7

Portions of this Exhibit 10.7 have been omitted based upon a request for confidential treatment. This Exhibit 10.7, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

PATENT LICENSE AGREEMENT (NONEXCLUSIVE)

THIS AGREEMENT is made this 24 day of March, 2006,

BETWEEN:

HULA HOLDINGS, LLC, an Illinois limited liability company, and. SUBSCRIBERMAIL, LLC, an Illinois limited liability company, each having an office at 3333 Warrenville Road, Suite 530, Lisle, IL 60532 (“LICENSOR”),

AND:

EXACTTARGET, INC., a Delaware corporation, and having an office at 20 North Meridian Street, Suite 200, Indianapolis, IN 46204 (“LICENSEE”).

WHEREAS:

(A)	HULA HOLDINGS, LLC. is the record owner of U.S. Patent No. 6,769,002 (“the ‘002 patent”), entitled “System and Methods for Multilevel Electronic Mail Communication Programs”, and the corresponding foreign patent applications pending before the Canadian and European patent offices;

(B)	SUBSCRIBERMAIL is a licensing agency, under license from HULA HOLDINGS, LLC for the ‘002 patent and for the corresponding foreign patent applications and patent(s) resulting therefrom;

(C)	EXACTTARGET, INC. is the record owner of U.S. Patent Application 10/769,095 (the ‘095 patent application) entitled “Dynamic Content Electronic Mail Marking System and Method”;

(D)	LICENSEE wishes to acquire a paid-up, royalty-free, worldwide, nonexclusive license to practice systems and methods encompassed by the ‘002 patent and its corresponding foreign patent applications and patent(s) resulting therefrom; and

(E)	LICENSOR wishes to acquire a paid-up, royalty-free, worldwide, nonexclusive license to practice systems and methods encompassed by the ‘095 patent

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application (including continuing patent applications thereof) and its corresponding foreign patent applications and patent(s) resulting therefrom.

NOW THEREFORE, in consideration of the mutual covenants and agreements recited herein, the parties agree as follows:

I.	DEFINITIONS

(A)	Business Day means a day that is not a Saturday or a Sunday or a U.S. federal holiday.

(B)	Continuing Patent Application means a continuation, divisional or continuation-in-part application filed under the conditions specified by U.S. patent statutes (particularly 35 U.S.C. §§120, 121 or 365(c)) or by U.S. Patent and Trademark Office rules (particularly 37 C.F.R. §1.78(a)).

(C)	Email Marketing Field means the provision of electronic communication system resources to enable transmission from Person(s) to other Person(s) (including but not limited to customers, potential customers, members, employees, franchisees, distributors and dealers) of email messages containing information regarding goods and services offered by those Persons.

(D)	Licensor Assignee shall mean a Person to whom LICENSOR has assigned its rights and obligations under this Agreement who also receives an assignment of all or part of the right, title and interest in the ‘002 patent and its corresponding foreign patent applications and patent(s) resulting therefrom. Subject to the provisions of Section VI (Assignability), the LICENSOR ASSIGNEE shall succeed to the rights and obligations of LICENSOR, and with respect to the other provisions of this Agreement shall thereafter be considered to be and referred to as the LICENSOR.

(E)	Licensee Assignee shall mean a Person to whom LICENSEE has assigned its rights and obligations under this Agreement pursuant to a conveyance of substantially all of LICENSEE’s assets pertaining to the making and selling of systems and methods in the Email Marketing Field. Subject to the provisions of Section VI (Assignability), the LICENSEE ASSIGNEE shall succeed to the rights and obligations of LICENSEE, and with respect to the other provisions of this Agreement shall thereafter be considered to be and referred to as the LICENSEE.

(F)	Person means an individual, corporation, limited liability company, partnership, proprietorship, or other entity engaged in for-profit and/or not-for-profit endeavors.

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II.	LICENSE FEE

LICENSEE shall pay to HULA HOLDINGS, LLC, as LICENSOR, non-refundable license fees [*] of [*] U.S. dollars (US$[*]), to be made up of [*] payments, as set forth below. License fees shall each be paid by the LICENSEE to HULA HOLDINGS, LLC, as the LICENSOR, in the form of a cashier’s check, certified check or wire transfer, and shall be paid according to the following schedule:

(i)	Within five (5) business days from the effective date of this agreement, LICENSEE shall pay to LICENSOR an [*]; and

(ii)	Within five (5) business days from the first day of calendar years [*], LICENSEE shall pay to LICENSOR a non-refundable license fee of [*].

III.	NONEXCLUSIVE LICENSE GRANT

Upon timely payment to LICENSOR of the initial license fee set forth in Section II, LICENSEE shall hold a paid-up, royalty-free, worldwide, nonexclusive right and license, without the right to grant sublicenses, except to wholly owned subsidiaries, to make, have made, use, sell, distribute, and/or offer to sell systems and methods encompassed by the `002 patent, its corresponding foreign patent applications and patent(s) resulting therefrom through the end of calendar year [*]. Upon timely payment to LICENSOR of each of the [*] license fees ([*]) set forth in Section II, LICENSEE shall retain its paid-up, royalty-free, worldwide, nonexclusive right and license, without the right to grant sublicenses, through the end of the calendar year for which the payment was made. Upon timely payment to LICENSOR of the [*] (and final) annual license fee (in year [*]) set forth in Section II, LICENSEE shall hold a paid-up, royalty-free, worldwide, nonexclusive right and license, without the right to grant sublicenses, except to wholly owned subsidiaries, to make, have made, use, sell, distribute, and/or offer to sell systems and methods encompassed by the `002 patent, its corresponding foreign patent applications and patent(s) resulting therefrom, for the remaining term of the ‘002 patent, its corresponding foreign patent applications and patent(s) resulting therefrom. Failure to pay the initial and subsequent annual license fees in a timely manner, as set forth in Section II, shall be considered a material breach of this Agreement, entitling LICENSOR, at its sole discretion, to rescind the foregoing license grant. Such rescission shall not, however, rescind LICENSOR’s other rights under this Agreement, including but not limited to cross-license rights under Section IV.

IV.	CROSS-LICENSE

LICENSEE agrees to and does hereby grant to LICENSOR a paid-up, royalty-free, worldwide, nonexclusive right and license, without the right to grant sublicenses, except to wholly owned subsidiaries, to make, have made, use, sell, distribute, and/or offer to sell systems and practice methods encompassed by the ‘095 patent application (including

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continuing patent applications thereof), its corresponding foreign patent applications and patent(s) resulting therefrom. This provision shall extend to any Person to whom LICENSOR may assign its rights and obligations under this Agreement pursuant to Section VI hereof. For greater clarity, LICENSOR shall succeed to, and shall automatically be deemed to hold, a paid-up, royalty-free, worldwide, nonexclusive right and license, without the right to grant sublicenses, except to wholly owned subsidiaries, to make, have made, use, sell, distribute, and/or offer to sell systems and practice methods encompassed by the ‘095 patent application (including continuing patent applications thereof), its corresponding foreign patent applications and patent(s) resulting therefrom.

V.	INVALIDITY

If, prior to the payment of any license fee set forth in Section II (LICENSE FEE) of this Agreement, as a result of any litigation or re-examination or reissue proceeding involving the ‘002 patent, claim 1 of the ‘002 patent (or claim 1 as amended during re-examination or reissue proceedings if substantially identical with original) is declared to be finally invalid, no further payments of any remaining license fees due on the total sum set forth in Section II (LICENSE FEE) shall become due and payable to LICENSOR and the cross-license rights granted under Section IV (CROSS-LICENSE) shall be automatically rescinded as a result of such finding of invalidity. Claim 1 will be considered finally invalid at such time as no further appeal is possible within the U.S. Patent and Trademark Office or the U.S. Courts from the decision, judgment or decree of invalidity.

VI.	ASSIGNABILITY

(A)	Assignment by LICENSOR

LICENSOR may assign its rights and obligations under this Agreement to a LICENSOR ASSIGNEE who also receives an assignment of all or part of the right, title and interest in the ‘002 patent and its corresponding foreign patent applications and patent(s) resulting therefrom, unless (1) a patent infringement action involving the patent(s) resulting from the ‘095 patent application is pending to which such intended LICENSOR ASSIGNEE is a party, or (2) an administrative proceeding is pending in which the validity of the patent(s) resulting from the ‘095 patent application is being challenged and which has been instituted by or on behalf of LICENSOR or LICENSOR ASSIGNEE.

(B)	Assignment by LICENSEE

LICENSEE may assign its rights and obligations under this Agreement to a LICENSEE ASSIGNEE that has received a conveyance of substantially all of LICENSEE’s assets pertaining to the making and selling of systems and methods in the Email Marketing Field, unless (1) a patent infringement action involving

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the ‘002 patent is pending to which such intended LICENSEE ASSIGNEE is a party, or (2) an administrative proceeding is pending in which the validity of the ‘002 patent is being challenged and which has been instituted by or on behalf of LICENSEE or LICENSEE ASSIGNEE.

LICENSEE’s right to assign its rights and obligations under this Agreement is contingent upon the immediate payment to LICENSOR, no later than the date of such assignment, of any and all remaining license fees up through and including the [*]. For greater clarity, a valid assignment of LICENSEE’s rights and obligations under this Agreement to a LICENSEE ASSIGNEE will require the prior payment to LICENSOR of [*].

VII.	DISPUTE RESOLUTION

(A)	Initiation of Dispute Resolution Process

If at any time a dispute between the parties with respect to any issue relating to this Agreement arises, a party wishing that the issue be considered further may give written notice (“Dispute Notice”) to the other.

(B)	Referral to Mediation

If Dispute Notice is given, either party may, in the first instance, request to initiate mediation discussions with a view to settling the issue or dispute. The parties’ Chief Executive Officers, or their designees, shall thereafter meet within thirty (30) days of such request to conduct such mediation discussions.

(C)	Submission to Arbitration

If the Chief Executive Officers do not reach a decision by within 30 days after an issue or dispute is referred to them for mediation, either party may at any time thereafter submit the issue or dispute for determination by the Judicial Arbitration and Mediation Service, Inc. (“JAMS”) pursuant to the following sections of this Agreement.

(D)	Arbitration

Except as otherwise provided in this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration.

(a)	The arbitration shall be administered by JAMS in a location to which the parties mutually agree. In the absence of such mutual agreement, the arbitrator shall determine the arbitration location.

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(b)	A single arbitrator shall be appointed who is a former federal or state court judge affiliated with JAMS.

(c)	Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The award of the arbitrator shall be binding, final, and nonappealable.

(d)	The parties may obtain discovery in aid of the arbitration to the extent permitted under Illinois law. The arbitrator shall resolve any discovery disputes.

(e)	Any questions regarding the procedures to be followed in conducting the arbitration, as well as the enforceability of this Agreement to arbitrate, shall be resolved according to the laws of the State of Illinois.

(f)	The costs of the arbitration, including any JAMS administration fee, arbitrator’s fee, and costs of the use of facilities during the hearings, shall be borne equally by the parties. Each party shall bear its own costs and attorneys’ fees associated with the arbitration, and the arbitrator shall not be empowered to award such costs and attorneys’ fees to a party to the arbitration.

VIII.	TERM AND TERMINATION AGREEMENT

(A)	Term of this Agreement

The term of this Agreement shall be for the duration of the longest of the terms of the ‘002 patent, its corresponding foreign patent applications and patent(s) resulting therefrom and the ‘095 patent application, its corresponding foreign patent applications and patent(s) resulting therefrom.

(B)	Rights and Obligations of the Parties After Termination

All rights and obligations of the parties accruing during the term of this Agreement shall survive any termination of this Agreement, including the cross-licensing rights and obligations of the parties and their assignees pursuant to Sections IV and VI hereof.

IX.	PATENT MARKING

(A)	Marking by LICENSOR

Where applicable, LICENSOR and any LICENSOR ASSIGNEE agree to mark, in a reasonably perceptible manner and in accordance with applicable patent

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marking statutes, email systems provided to their customers and for their own internal use, so as to communicate that such systems have been made, used, sold and/or offered for sale by virtue of license under the ‘095 patent application or continuing patent applications thereof, its corresponding foreign patent applications and patent(s) resulting therefrom.

(B)	Marking by LICENSEE

Where applicable, LICENSEE and any LICENSEE ASSIGNEE agree to mark, in a reasonably perceptible manner and in accordance with applicable patent marking statutes, email systems provided to their customers and for their own internal use, so as to communicate that such systems have been made, used, sold and/or offered for sale by virtue of license under U.S. Patent No. 6,769,002, its corresponding foreign patent applications and patent(s) resulting therefrom.

X.	CONFIDENTIALITY

The parties agree to keep confidential and not to disclose to third parties the terms of this Agreement, except:

(a)	in the form of Press Release(s) or as otherwise mutually agreed upon by the parties;

(b)	to the extent necessary to comply with Section IX (Patent Marking) of this Agreement;

(c)	in response to a court order or as otherwise required by law.

XI.	GENERAL PROVISIONS

(A)	Modifications, Approvals and Consents

No amendment. modification, supplement, termination or waiver of any provision of this Agreement shall be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

(B)	Entire Agreement

The provisions in this Agreement constitute the entire agreement between the parties hereto and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties.

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(C)	Notices

Every notice, request, demand, direction or other communication required or permitted to be given pursuant to this Agreement shall be deemed to be sufficiently given if in writing and delivered by hand (including recognized overnight courier service) or transmitted by facsimile, in each case addressed as follows:

(a)	if to LICENSOR at:

Jordan Ayan, CEO

SubscriberMail, LLC

3333 Warrenville Road

Suite 530

Lisle, IL 60532

Telephone: (630) 717-2400

Facsimile: (630) 717-4900

(b)	if to LICENSEE at:

Scott Dorsey, President

ExactTarget, Inc.

20 North Meridian Street, Suite 200

Indianapolis, IN 46204

Telephone: (317) 423-3928

Facsimile: (317) 396-1592

Any notice delivered or transmitted as set forth above shall be deemed given and received on the day such notice was delivered or transmitted as set forth above if it was delivered or transmitted on a business day or on the next business day if it was delivered or transmitted on a non-business day.

A party may at any time, by notice to the other, change its address to some no less convenient address and shall so change its address whenever its address ceases to be suitable for delivery by hand.

(D)	Applicable Law

The construction, validity and performance of this Agreement shall be governed in all respects by the laws of State of Illinois and applicable laws of the United States.

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(E)	Severability

If any provision contained in this Agreement is found by any court or arbitrator for any reason, to be invalid, illegal or unenforceable in any respect in any jurisdiction:

(a)	the validity, legality and enforceability of such provision of the remaining provisions contained herein shall not be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose, and

(b)	the parties shall use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid and enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision and of this Agreement and, failing the agreement of the parties on such a substitution within 30 days after the finding of the court or arbitrator, either party may refer the matter for dispute resolution as provided herein.

(F)	Counterparts

This Agreement may be executed in counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that both parties are not signatories to the same counterpart or facsimile.

* * * * *

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

SUBSCRIBERMAIL, LLC. (“LICENSOR”)	EXACTARGET, INC. (“LICENSEE”)

/s/ JORDAN AYAN	/s/ SCOTT DORSEY
Jordan Ayan, CEO	Scott Dorsey, President

3-24-06	3-24-06
(Date)	(Date)

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HULA HOLDINGS, LLC

/s/ JORDAN AYAN
Jordan Ayan, CEO

3-24-06
(Date)

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